UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
          Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported) December 11, 2003


                                  K-SWISS INC.
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             (Exact name of registrant as specified in its charter)

Delaware                                  0-18490                  95-4265988
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(State or other jurisdiction of         (Commission            (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)

31248 Oak Crest Drive, Westlake Village, CA                              91361
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(Address of principal executive offices)                            (Zip code)

                                  818-706-5100
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              (Registrant's telephone number, including area code)

                                      N/A
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   (Former name, former address and former fiscal year, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

            On December 11, 2003, K-Swiss Inc. (the "Company") announced its stockholders approved a proposal to increase the number of authorized Class A Common Stock and Class B Common Stock and its Board of Directors declared a two-for-one stock split of the Class A and Class B Common Stock. The stock split will be effected by way of a one hundred percent (100%) stock dividend whereby one additional share of Class A Common Stock and one additional share of Class B Common Stock will be issued for each share of Class A Common Stock and Class B Common Stock held, respectively. The Board of Directors also approved an increase in the Company's quarterly cash dividend payable on Class A and Class B Common Stock to $0.02 per share, on a split-adjusted basis.


         A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

         Exhibit Number         Description of Exhibit
         --------------         ----------------------

                   99.1         Press release issued December 11, 2003.





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






                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        K-Swiss Inc.


Date: December 11, 2003                 By: /s/ GEORGE POWLICK
                                           -------------------------------
                                            George Powlick,
                                            Vice President Finance and
                                            Chief Financial Officer and Director


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





                                  EXHIBIT INDEX
                                  -------------

Exhibit                    Description
-------                    -----------

99.1                       Press Release dated December 11, 2003.



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